UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2009
DRI Corporation
(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	000-28539 (Commission File Number)	56-1362926 (IRS Employer Identification No.)

13760 Noel Road, Suite 830 Dallas, Texas (Address of Principal Executive Offices)	75240 (Zip Code)
Registrant’s telephone number, including area code: (214) 378-8992
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐   Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)
     ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)
     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))
     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

ITEM 1.01 Entry into Material Definitive Agreement.
          On September 17, 2009 (the “Execution Date”), Mobitec Empreendimientos e Participações Ltda., Mobitec AB’s wholly-owned Brazilian subsidiary, as Purchaser (“Mobitec EP”); Mobitec AB, DRI Corporation’s wholly-owned Swedish subsidiary, as intervening party (“Mobitec AB”); and Mobitec Brasil Ltda, Mobitec EP’s wholly-owned Brazilian subsidiary, as intervening party (“Mobitec Brazil”), executed a First Amendment to the Quota Purchase Agreement to be effective as of August 31, 2009 (the “Purchase Amendment”) with Roberto Juventino Demore, as Seller (“Roberto Demore”), Lorena Giusti Demore, as intervening party and guarantor of the Seller’s obligations (“Lorena Demore”), and JADI Itinerários Eletrônicos Ltda, a Brazilian limited liability company, as intervening party and guarantor of the Seller’s obligations (“JADI”). The Purchase Amendment modifies the existing Quota Purchase Agreement, dated as of July 22, 2009 (the “Purchase Agreement”), by and among Mobitec EP, as Purchaser; Mobitec AB and Mobitec Brazil, as intervening parties; Roberto Demore and Lorena Demore, as Sellers; and JADI, as guarantor of the Sellers’ obligations, pursuant to which Mobitec EP acquired the remaining fifty percent (50%) of the equity interests in Mobitec Brazil held by Roberto Demore and Lorena Demore (the “Demore Shares”).
          Due to certain legal limitations imposed by Brazilian governmental authorities on Roberto Demore and Lorena Demore, Roberto Demore was required to become the sole holder of the Demore Shares following the execution of the Purchase Agreement. This change in the beneficial ownership of the Demore Shares is retroactive to a date prior to that of the Purchase Agreement. In light of such change in beneficial ownership, the parties entered into the Purchase Amendment to effect the following:
•	Modify the capacity in which Lorena Demore is a party to the Purchase Agreement from that of “Seller” to that of “Intervening Party and Guarantor” of the Seller’s obligations, jointly and severally with JADI;

•	Amend the definition of, and all references to, “Sellers” contained in the Purchase Agreement so that only Roberto Demore shall be considered a “Seller”;

•	Delete all instances in the Purchase Agreement that refer to Lorena Demore, in her capacity as Seller, and replace them with Roberto Demore, in his capacity as Seller; and

•	Establish that any other instances in the Purchase Agreement which refer to Lorena Demore, in any capacity other than as Seller, shall refer to Lorena Demore in her capacity as Intervening Party and Guarantor of the Seller’s obligation, jointly and severally with JADI.
          The description of the terms and conditions of the Purchase Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q, to be filed on or before November 14th, 2009.
          Also on the Execution Date, as a result of the Purchase Amendment, Mobitec EP executed a promissory note to be effective as of August 31, 2009 (the “Replacement First Note”), with the co-signature of Mobitec AB, in favor of Roberto Demore which replaces in its entirety that certain Promissory Note, dated July 22, 2009, executed by Mobitec EP in favor of Roberto Demore and Lorena Demore (the “First Promissory Note”).
          Also on the Execution Date, as a result of the Purchase Amendment, Mobitec AB executed a promissory note to be effective as of August 31, 2009 (the “Replacement Second Note”) in favor of Roberto Demore which replaces in its entirety that certain Promissory Note, dated July 22, 2009, executed by Mobitec AB in favor of Roberto Demore and Lorena Demore (the “Second Promissory Note”).
          The material terms of the Replacement First Note and the Replacement Second Note are described in Item 2.03 — Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant below.
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
Replacement First Note:
          On the Execution Date, Mobitec EP executed the Replacement First Note in favor of Roberto Demore to be effective as of August 31, 2009. The Replacement First Note substitutes and replaces in its entirety the First Promissory Note, which is expressly revoked and declared null and void by the terms of the Replacement First Note. The Replacement First Note is made an unsecured obligation of Mobitec EP by execution of the Purchase Agreement, and obligates Mobitec EP to pay Roberto Demore US$1.0 million concurrently with the Effective Date (as defined in the Purchase Agreement) of the acquisition of the Demore Shares. If Mobitec EP is in default with its obligation with respect of the US$1.0 million payment, and such failure is not cured within five (5) business days from the date on which Mobitec AB and/or Mobitec EP receive a notice of payment default from Roberto Demore, then Roberto Demore would be entitled to exercise any and all rights arising out of his capacity as beneficiary of the Replacement First Note.
          The description of the terms and conditions of the Replacement First Note set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Replacement First Note, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q, to be filed on or before November 14th, 2009.

Replacement Second Note:
          On the Execution Date, Mobitec AB executed the Replacement Second Note in favor of Roberto Demore to be effective as of August 31, 2009. The Replacement Second Note substitutes and replaces in its entirety the Second Promissory Note, which is expressly revoked and declared null and void by the terms of the Replacement Second Note. The Replacement Second Note is an unsecured obligation of Mobitec AB and obligates Mobitec AB to make twelve (12) successive fixed quarterly principal payments of $162,500 to Roberto Demore within thirty (30) days after the close of each calendar quarter (each such payment, an “Installment Payment”). The first Installment Payment will be due within thirty (30) days after the close of the calendar quarter ending December 31, 2009, and the last Installment Payment will be due within thirty (30) days after the close of the calendar quarter ending September 30, 2012. The unpaid principal balance of the Replacement Second Note will bear simple interest at a rate of five percent (5%) per annum, which will be payable quarterly on each date on which an Installment Payment is due. Mobitec AB will have the right, at its discretion, with certain interest rate provisions applied, to not make up to two such installments, provided such two installments are not consecutive (with such amounts to bear interest therefrom at a rate of nine percent (9%) per annum) and to defer such installment payments to the end date of the Replacement Second Note. If Mobitec AB is in default with its payment obligation with respect to any Installment Payment, and such failure is not cured within five (5) business days from the date on which Mobitec AB and/or Mobitec EP receive a notice of payment default from Roberto Demore, then Roberto Demore would be entitled to exercise any and all rights arising out of his capacity as beneficiary of the Replacement Second Note.
          The description of the terms and conditions of the Replacement Second Note set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Replacement Second Note, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q, to be filed on or before November 14th, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Date: September 23, 2009
DRI CORPORATION
	By:	/s/ Stephen P. Slay
Stephen P. Slay
Vice President, Chief Financial Officer, Treasurer, and Secretary

3